Item 77C: Submission of Matters to a Vote of Security Holders

Written consent of GuideStone Financial Resources of the Southern
Baptist Convention, a majority shareholder of each series of GuideStone Funds, is incorporated herein by reference to the Definitive Information Statement on form DEF 14C (No. 811-10263) filed with the U.S. Securities and Exchange Commission (the "SEC") on March 13, 2006.